UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2017

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 271049 Littleton, Colorado	80122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 1.01

Entry into a Material Definitive Agreement.

On August 18, 2017, Rare Element Resources Ltd. (the “Company”) and General Atomics Uranium Resources, LLC, a Delaware limited liability company, executed a term sheet for the purchase of common shares of the Company, an option, and intellectual property rights (the “Term Sheet”).  The Term Sheet provides that, upon the terms and subject to the conditions set forth in the Term Sheet, among other things, (i) General Atomics Uranium Resources, LLC or one or more of its affiliates (“General Atomics”) will pay $500,000 in cash (the “Preliminary Payment”) to the Company within three business days of the execution of the Term Sheet; (ii) the Company and General Atomics will enter into an investment agreement (the “Investment Agreement”) pursuant to which General Atomics will acquire 26,650,000 common shares of the Company (the “Acquired Shares”), which constitute approximately 33.5% of the fully-diluted common shares issued and outstanding, for $4,752,000 in cash, less the Preliminary Payment, at the closing of the transactions contemplated by the Investment Agreement (the “Acquired Shares Closing”); (iii) the Company will grant General Atomics an option (the “Option”) to purchase an additional 24,175,000 common shares of the Company, which, together with the Acquired Shares, would constitute approximately 49.0% of the fully diluted common shares issued and outstanding; and (iv) the Company and General Atomics will enter into an intellectual property rights agreement pursuant to which General Atomics will be granted certain rights to the Company’s intellectual property relating to rare earth processing and separation.  The Option will be exercisable until the fourth anniversary following the purchase of the Acquired Shares, and the total exercise price of the Option will be $5,040,000 in cash.  If an Investment Agreement is not executed between the Company and General Atomics, the Company will be obligated to issue 3,125,000 common shares to General Atomics within five business days of the termination of the 90-day exclusivity period.  The Term Sheet has been approved by the Company’s board of directors.

The Term Sheet contains customary representations by the Company as well as other customary provisions for a transaction of this nature.  The transfer, sale or exchange of common shares of the Company pursuant to the Term Sheet is exempt from registration as a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, among other exemptions.

The parties expect the Investment Agreement and related transaction documents to be signed, and the transactions contemplated thereby closed, by September 30, 2017, subject to customary conditions precedent.

Item 3.02

Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01

Other Events.

On August 21, 2017, the Company issued a press release relating to the execution of the Term Sheet.  A copy of the press release is attached hereto as Exhibit 99.1.

1

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

See Exhibit Index.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 21, 2017

RARE ELEMENT RESOURCES LTD.

/s/ Randall J. Scott

By:

Name:

Randall J. Scott

Title:

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated as of August 21, 2017